UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2010

Global Gate Property Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52330	20-3305472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2519 East Kentucky Ave. Denver, Colorado	80209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (303)_660-6964

By Design, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

  CURRENT REPORT ON FORM 8-K

GLOBAL GATE PROPERTY CORP.

August 20, 2010

Item 8.01.    Other Events.

On August 20, 2010, we amended our articles of incorporation to:

•	change our corporate name to Global Gate Property Corp., and

•	increase the number of authorized shares of our common stock from 50 million to 500 million shares.

These actions were previously approved by our stockholders, as described in our definitive information statement on Schedule 14C, filed with the SEC on July 21, 2010.

In connection with our name change, our trading symbol was changed to GGPC on the OTC Bulletin Board.

A copy of the certificate of amendment to articles of incorporation, as filed with the Nevada Secretary of State on August 20, 2010, is attached as Exhibit 3.1 to this current report.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation, as filed with the Nevada Secretary of State on August 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL GATE PROPERTY CORP.

Date: August 26, 2010	By: /s/ Gary S. Ohlbaum
Gary S. Ohlbaum
President, Chief Executive Officer and Chief Financial Officer